SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  June 11, 2004

_________________

INTERCEPT, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	01-14213	58-2237359
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (770) 248-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure

   Decision to Explore Strategic Alternatives, Retention of Financial Advisor and Settlement Agreement with JANA

        As InterCept, Inc. announced in a June 11, 2004 press release attached hereto as Exhibit 99.1, InterCept’s board of directors has decided to explore strategic alternatives to enhance shareholder value, including a possible sale of the company, and InterCept has retained Jefferies & Company, Inc. as its financial advisor to assist it in doing so. In addition, InterCept has agreed with JANA Partners to settle the proxy contest and pending litigation and to jointly support a panel of director nominees for election at InterCept’s 2004 annual meeting. InterCept’s settlement agreement with JANA Partners is attached hereto as Exhibit 99.2.

        This Item 5 contains forward-looking statements within the meaning of the securities laws that are based on current expectations and assumptions. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether InterCept will be able to negotiate and consummate a sale or other strategic transaction. Other risks and factors that may affect InterCept and its share price are discussed in detail in the section in its most recent Quarterly Report on Form 10-Q entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations – Disclosure Regarding Forward-Looking Statements.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

            99.1     Press Release dated June 11, 2004.
            99.2     Settlement Agreement by and between InterCept, Inc., on the one hand, and JANA Partners, LLC and
                        JANA Master Fund, Ltd., on the other hand.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 14, 2004

INTERCEPT, INC. (Registrant)

By: /s/ John W. Collins John W. Collins Chief Executive Officer

EXHIBIT INDEX

      99.1      Press Release dated June 11, 2004.
      99.2      Settlement Agreement by and between InterCept, Inc., on the one hand, and JANA Partners, LLC and JANA Master
                   Fund, Ltd., on the other hand.